Exhibit (g)(i)(B)

AMENDMENT TO SCHEDULE II

SERIES

The undersigned hereby certifies that he is an authorized signer of the Direxion Shares ETF Trust (the “Trust”) and that the following funds are included under the Custody Agreement dated September 25, 2008, by and between the Trust and the Bank of New York Mellon.

Direxion Daily S&P 500 Bull 3X Shares

Direxion Daily S&P 500 Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Mid Cap Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily Developed Markets Bull 3X Shares

Direxion Daily Developed Markets Bear 3X Shares

Direxion Daily Emerging Markets Bull 3X Shares

Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily India Bull 3X Shares

Direxion Daily Latin America Bull 3X Shares

Direxion Daily Energy Bull 3X Shares

Direxion Daily Energy Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Gold Miners Bull 3X Shares

Direxion Daily Gold Miners Bear 3X Shares

Direxion Daily Natural Gas Related Bull 3X Shares

Direxion Daily Russia Bull 3X Shares

Direxion Daily Russia Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bear 1X Shares

Direxion Daily 20+ Year Treasury Bear 1X Shares

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Daily Total Bond Market Bear 1X Shares

Direxion Daily Basic Materials Bull 3X Shares

Direxion Daily South Korea Bull 3X Shares

Direxion Daily Total Market Bear 1X Shares

Direxion All Cap Insider Sentiment Shares

Direxion S&P 500 DRRC Index Volatility Response Shares

Direxion Daily Brazil Bull 3X Shares

Direxion Daily Japan Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bull 3X Shares

Direxion Daily Junior Gold Miners Index Bear 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily S&P 500® Bull 2X Shares

Direxion Daily S&P 500® Bear 2X Shares

Direxion Daily 7-10 Year Treasury Bull 2X Shares

Direxion Daily Small Cap Bull 2X Shares

Direxion Daily Mid Cap Bull 2X Shares

Direxion Daily S&P 500 Bull 1.25X Shares

Direxion Daily Small Cap Bull 1.25X Shares

Direxion Daily FTSE Emerging Markets Bull 1.25X Shares

Direxion Daily FTSE Developed Markets Bull 1.25X Shares

Direxion Value Line Small and Mid-Cap High Dividend ETF

Direxion Value Line Mid and Large-Cap High Dividend ETF

Direxion Value Line Conservative Equity ETF

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 3X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 3X Shares

Direxion Daily MSCI Europe Currency Hedged Bull 2X Shares

Direxion Daily MSCI Japan Currency Hedged Bull 2X Shares

DIREXION SHARES ETF TRUST

By:	/s/ Paul Brigandi
Name:	Paul Brigandi

THE BANK OF NEW YORK MELLON

By:	/s/ Stephen Cook
Name:	Stephen Cook, Managing Director

Date: May 21, 2015